Exhibit 23.3


                      CONSENT OF PRICEWATERHOUSECOOPERS LLP

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 18, 1999 relating to the financial statements, which report is included in the Annual Report on Form 10-K for the year ended December 31, 1999 of Applied Biometrics, Inc. We also consent to the reference to us in this Registration Statement under the heading "Experts."



/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota
May 3, 2000